EXHIBIT 99.1

                        Press Release dated July 14, 1999


                                                For further information contact:
                                                Thomas E. Prince
                                                Chief Financial Officer
                                                (949)509-4440


               DOWNEY ANNOUNCES SECOND QUARTER EARNINGS AND FIFTH
                 CONSECUTIVE QUARTER OF RECORD LOAN ORIGINATIONS


     Newport Beach, California - July 14, 1999 - Downey Financial Corp. (NYSE:PCX: DSL) today reported net income for the second quarter of 1999 of $15.1 million or $0.53 per share on a diluted basis. This compares to net income in the second quarter of 1998 of $15.0 million or $0.53 per share on a diluted basis.

     Net income in the year-ago quarter benefited from the settlement of loan and real estate investment obligations of a former joint venture partner. That settlement added $1.8 million to net income in the second quarter of 1998. Excluding the settlement, net income would have increased between second quarters by $1.9 million or 14.4%, primarily reflecting a $1.8 million or 15.1% increase in net income from banking operations.

     For the first six months of 1999, net income totaled $27.4 million or $0.97 per share on a diluted basis, down from $32.6 million or $1.15 per share in the year-ago period. The decline primarily reflects two factors.

     . First, year-ago net income benefited by $4.7 million from the settlement.

     .    Second,   the  remaining  net  income   attributable  to  real  estate
          investment activities declined $3.0 million due to the current period having a lower level of gains from sales of real estate investments.

     Excluding those two factors, net income would have increased by $2.6 million or 11.0% for the first six months. This adjusted increase was generated by Downey's banking operations.

     Daniel D. Rosenthal, President and Chief Executive Officer, commented, "For the fifth consecutive quarter, Downey had record single family loan originations. In addition, a higher proportion of our originations were for portfolio rather than for sale, thereby generating strong asset growth. Over the past three months, our assets have increased by $737 million or 11%. We are well on our way to exceeding our record 1998 loan originations."

     Net interest income totaled $51.2 million in the second quarter of 1999, up $8.0 million or 18.5% from the same period last year. The improvement between second quarters reflected increases in both average earning assets and the effective interest rate spread. Average earning assets increased by $982 million or 17.5% between second quarters to $6.6 billion. The effective interest rate spread of 3.11% in the current quarter was up from the year-ago quarter level of 3.08%. For the first six months of 1999, net interest income totaled $100.2 million, up $14.3 million or 16.7% from a year ago.

     Provision for loan losses was $2.8 million in the current quarter, up from $1.5 million in the year-ago quarter. This increase reflects the growth in the loan portfolio during the quarter, whereas during the year-ago quarter the loan portfolio declined. The allowance for loan losses was $34 million at June 30, 1999, up from $32 million at both year-end 1998 and June 30, 1998. Net charge-offs totaled $1.0 million in the 1999 second quarter, down from $1.5 million a year ago. For the first six months of 1999, provision for loan losses was $5.2 million and net charge-offs were $2.4 million. This compares to a provision for loan losses of $1.7 million and net charge-offs of $2.1 million in the year-ago period, which benefited by a $1.4 million recovery from the settlement.

     Total other income was $13.3 million in the second quarter of 1999, up $1.3 million or 11.0% from a year ago. All categories of other income were above a year ago except for income from real estate held for investment. Income from real estate held for investment declined by $2.2 million, of which $1.7 million was attributable to the settlement. Net gains on sales of loans increased $1.6 million between second quarters due to a higher volume of loans being sold, and loan and deposit related fees increased $1.2 million. For the first six months of 1999, total other income was $24.6 million, down $2.3 million from a year ago of which $5.3 million was attributable to the settlement.

     Operating expense totaled $35.5 million in the current quarter, compared to $27.3 million in the second quarter of 1998. The increase was primarily due to an increase in general and administrative costs. General and administrative costs increased $8.0 million or 29.5% due to significantly higher lending volumes, branch expansion and expense related to Year 2000 compliance efforts. In addition, the year-ago quarter benefited from a $1.3 million reduction to professional fees due to the settlement. For the first six months of 1999, operating expenses totaled $72.0 million, up $18.1 million from the same period of 1998, of which $1.6 million was attributable to the settlement.

     At June 30, 1999, assets totaled $7.3 billion, up $1.5 billion or 25.7% from a year ago. Single family loan originations totaled a record $1.677 billion in the second quarter of 1999, up 84% from the $909 million originated in the second quarter of 1998. Of the current quarter total, $631 million represented originations of loans for sale and $312 million represented originations for portfolio of subprime credits as part of Downey's strategy to enhance the portfolio's net yield. In addition to single family loans, $136 million of other loans were originated in the quarter, including $61 million of automobile loans and $54 million of construction and land loans.

     At June 30, 1999, deposits totaled $5.5 billion, up 5.8% from a year ago and $433 million or 8.6% above year-end 1998. During the quarter, four new in-store branches were opened, bringing total branches at quarter end to 99, of which 37 are in-store.

     Non-performing assets were virtually unchanged during the quarter, totaling $30 million or 0.41% of total assets.

     At June 30, 1999, Downey Financial Corp.'s primary subsidiary, Downey Savings and Loan Association, F.A., had core and tangible capital ratios of 6.04% and a risk-based capital ratio of 11.48%. These capital levels are well above the "well capitalized" standards of 5% and 10%, respectively, as defined by the regulators.

     Certain statements in this release may constitute "forward looking statements" under the Private Litigation Reform Act of 1995, which involve risk and uncertainties. Downey's actual results may differ significantly from the results discussed in such forward-looking statements. Factors that might cause such a difference include, but are not limited to, economic conditions, competition in the geographic and business areas in which Downey conducts its operations, fluctuations in interest rates, credit quality and government regulation.

     For further information contact: Thomas E. Prince, Executive Vice President and Chief Financial Officer at (949)509-4440.


                     Downey Financial Corp. and Subsidiaries

                           Consolidated Balance Sheets


                                                                              June 30,     December 31,    June 30,
(Dollars in Thousands, Except Per Share Data)                                   1999           1998          1998
--------------------------------------------------------------------------------------------------------------------
ASSETS
Cash ....................................................................    $   56,936     $   58,510    $   47,744
Federal funds ...........................................................         3,900         33,751        19,001
--------------------------------------------------------------------------------------------------------------------
    Cash and cash equivalents ...........................................        60,836         92,261        66,745
U.S. Treasury securities and agency obligations available for sale,
    at fair value .......................................................       134,091        116,061       125,019
Municipal securities being held to maturity, at amortized cost (estimated market value of $6,845 at June 30, 1999, $6,745 at December 31, 1998,
    and $6,865 at June 30, 1998) ........................................         6,864          6,764         6,885
Mortgage loans purchased under resale agreements ........................          --             --          50,000
Loans held for sale, at the lower of cost or market .....................       360,052        447,382       212,164
Mortgage-backed securities available for sale, at fair value ............        25,783         32,146        42,246
Loans receivable held for investment ....................................     6,432,294      5,308,837     5,073,881
Investments in real estate and joint ventures ...........................        57,460         49,447        41,880
Real estate acquired in settlement of loans .............................         4,015          4,475         7,576
Premises and equipment ..................................................       105,957        103,979       101,809
Federal Home Loan Bank stock, at cost ...................................        64,943         49,430        48,010
Other assets ............................................................        79,105         59,637        55,887
--------------------------------------------------------------------------------------------------------------------
                                                                             $7,331,400     $6,270,419    $5,832,102
====================================================================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits ................................................................    $5,472,924     $5,039,733    $5,171,376
Federal Home Loan Bank advances .........................................     1,298,438        695,012       123,347
Commercial paper ........................................................          --             --          19,982
Other borrowings ........................................................         8,794          8,708        12,256
Accounts payable and accrued liabilities ................................        40,728         40,989        39,567
Deferred income taxes ...................................................         8,383          5,411         6,612
--------------------------------------------------------------------------------------------------------------------
    Total liabilities ...................................................     6,829,267      5,789,853     5,373,140
--------------------------------------------------------------------------------------------------------------------
STOCKHOLDERS' EQUITY:
Preferred stock, par value of $0.01 per share; authorized 5,000,000
    shares; none issued .................................................          --             --            --
Common stock, par value of $0.01 per share; authorized 50,000,000 shares;
    outstanding 28,148,409 shares at June 30, 1999, 28,131,776 shares at
    December 31, 1998, and 28,104,618 shares at June 30, 1998 ...........           281            281           281
Additional paid-in capital ..............................................        92,385         92,166        91,814
Accumulated other comprehensive income (loss)- unrealized gains (losses)
    on securities available for sale ....................................          (521)           753           420
Retained earnings .......................................................       409,988        387,366       366,447
--------------------------------------------------------------------------------------------------------------------
    Total stockholders' equity ..........................................       502,133        480,566       458,962
--------------------------------------------------------------------------------------------------------------------
                                                                             $7,331,400     $6,270,419    $5,832,102
====================================================================================================================


                     DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

                        Consolidated Statements of Income


                                                                               Three Months Ended            Six Months Ended
                                                                                    June 30,                     June 30,
                                                                           -------------------------    -------------------------
(Dollars in Thousands, Except Per Share Data)                                  1999          1998           1999          1998
---------------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME:
   Loans receivable ....................................................   $   118,818   $   105,583    $   229,549   $   210,928
   U.S. Treasury securities and agency obligations .....................         1,798         1,846          3,415         3,675
   Mortgage-backed securities ..........................................           423           738            887         1,546
   Other investments ...................................................         1,170         1,630          2,252         3,371
---------------------------------------------------------------------------------------------------------------------------------
     Total interest income .............................................       122,209       109,797        236,103       219,520
---------------------------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE:
   Deposits ............................................................        58,084        62,999        113,573       124,537
   Borrowings ..........................................................        12,928         3,608         22,377         9,167
---------------------------------------------------------------------------------------------------------------------------------
     Total interest expense ............................................        71,012        66,607        135,950       133,704
---------------------------------------------------------------------------------------------------------------------------------
   NET INTEREST INCOME .................................................        51,197        43,190        100,153        85,816
   PROVISION FOR LOAN LOSSES ...........................................         2,798         1,462          5,179         1,734
---------------------------------------------------------------------------------------------------------------------------------
     Net interest income after provision for loan losses ...............        48,399        41,728         94,974        84,082
---------------------------------------------------------------------------------------------------------------------------------
OTHER INCOME, NET:
   Loan and deposit related fees .......................................         4,904         3,727          9,352         6,896
   Real estate and joint ventures held for investment, net:
     Net gains on sales of wholly owned real estate ....................           200            70            200            70
     Reduction of losses on real estate and joint ventures .............           265         2,221            212         4,943
     Operations, net ...................................................         2,304         2,712          3,522         9,505
   Secondary marketing activities:
     Loan servicing fees ...............................................           292           139            866           289
     Net gains on sales of loans and mortgage-backed securities ........         4,058         2,414          8,045         3,286
   Net gains on sales of investment securities .........................           191          --              288            68
   Other ...............................................................         1,045           666          2,116         1,818
---------------------------------------------------------------------------------------------------------------------------------
     Total other income, net ...........................................        13,259        11,949         24,601        26,875
---------------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSE:
   Salaries and related costs ..........................................        21,251        15,609         42,062        30,245
   Premises and equipment costs ........................................         5,068         3,908          9,803         7,790
   Advertising expense .................................................         2,571         1,552          4,770         3,135
   Professional fees ...................................................           471           (29)         1,011         1,357
   SAIF insurance premiums and regulatory assessments ..................           942           955          1,931         1,905
   Other general and administrative expense ............................         4,979         5,248         11,954         9,021
---------------------------------------------------------------------------------------------------------------------------------
      Total general and administrative expense .........................        35,282        27,243         71,531        53,453
---------------------------------------------------------------------------------------------------------------------------------
   Net operation of real estate acquired in settlement of loans ........           121           (97)           211           158
   Amortization of excess of cost over fair value of net assets acquired           118           134            236           266
---------------------------------------------------------------------------------------------------------------------------------
      Total operating expense ..........................................        35,521        27,280         71,978        53,877
---------------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES .............................................        26,137        26,397         47,597        57,080
Income taxes ...........................................................        11,079        11,409         20,191        24,527
---------------------------------------------------------------------------------------------------------------------------------
   NET INCOME ..........................................................   $    15,058   $    14,988    $    27,406   $    32,553
=================================================================================================================================
PER SHARE INFORMATION:
BASIC ..................................................................   $      0.53   $      0.53    $      0.97   $      1.16
=================================================================================================================================
DILUTED ................................................................   $      0.53   $      0.53    $      0.97   $      1.15
=================================================================================================================================
CASH DIVIDENDS PAID ....................................................   $     0.090   $     0.080    $     0.170   $     0.156
=================================================================================================================================
Weighted average diluted shares outstanding ............................    28,179,984    28,179,643     28,175,126    28,173,832
=================================================================================================================================


                     Downey Financial Corp. and Subsidiaries

                         Selected Financial Statistics

                                                                         Three Months Ended           Six Months Ended
                                                                              June 30,                    June 30,
                                                                      ------------------------    ------------------------
(Dollars in Thousands, Except Per Share Data)                            1999          1998          1999          1998
--------------------------------------------------------------------------------------------------------------------------
Loans for portfolio:
    Originations:
      One-to-four unit residential mortgages ......................   $1,045,488    $  316,292    $1,822,883    $  511,573
      All other ...................................................      136,155        88,013       267,200       181,685
    Repayments ....................................................     (506,048)     (498,516)     (940,844)     (874,887)
Loans originated for sale .........................................      631,496       592,931     1,278,282       850,600

Increase (decrease) in loans (including mortgage-backed securities)      715,582       (71,903)    1,029,764       (38,105)

Increase (decrease) in assets .....................................      737,308       (39,811)    1,060,981        (3,723)

Increase in deposits ..............................................      267,642        62,554       433,191       301,398

Effective interest rate spread ....................................         3.11%         3.08%         3.17%         3.06%
Return on average assets ..........................................         0.88          1.02          0.83          1.11
Return on average equity ..........................................        12.17         13.29         11.20         14.68

Net income by business segment:
    Banking (2) ...................................................   $   13,702    $   12,405    $   25,731    $   25,075
    Real estate investment (2) ....................................        1,356         2,583         1,675         7,478
                                                                      ----------------------------------------------------
      Total net income (2) ........................................   $   15,058    $   14,988    $   27,406    $   32,553
                                                                      ====================================================
Selected averages:
    Loans .........................................................   $6,343,011    $5,316,803    $6,080,936    $5,315,150
    Interest-earning assets .......................................    6,584,711     5,603,020     6,320,008     5,609,207
    Total assets ..................................................    6,878,352     5,859,231     6,603,762     5,861,661
    Deposits ......................................................    5,328,264     5,123,428     5,195,208     5,064,239
    Equity ........................................................      495,089       451,144       489,598       443,394

                                                                         June 30,    December 31,     June 30,
                                                                           1999        1998         1998
                                                                       -------------------------------------
Non-performing assets:
    Non-accrual loans:
      One-to-four unit residential ................................      $21,532       $17,546       $20,154
      Other .......................................................        4,281         4,829        20,259
                                                                       -------------------------------------
        Total non-accrual loans ...................................       25,813        22,375        40,413
    Real estate acquired in settlement of loans, net ..............        4,015         4,475         7,576
    Repossessed automobiles .......................................          256           569           764
                                                                       -------------------------------------
      Total non-performing assets .................................      $30,084       $27,419       $48,753
                                                                       =====================================

    Non-performing assets as a percentage of total assets .........         0.41%         0.44%         0.84%
                                                                       =====================================

 Allowance for losses:
    Loans .........................................................      $34,345       $31,517       $31,736
    Real estate and joint ventures held for investment ............        7,389         7,717         9,558

Capital ratios (Bank only):
    Tangible capital ..............................................         6.04%         6.83%         7.05%
    Core capital ..................................................         6.04          6.83          7.05
    Risk-based capital ............................................        11.48         12.88         13.24

Book value per share ..............................................      $ 17.84       $ 17.08       $ 16.33

Number of branches including in-store locations ...................           99            91            90

(1) For the first half of 1999 and 1998 loan originations included loans purchased through correspondent lending relationship of $22.4 million and $4.1 million, respectively.

(2) Impact of settlement in the second quarter of 1998 with a former joint venture partner totaled $1,822,000, of which $497,000 was in banking and $1,325,000 was in real estate investment, bringing the total impact for the first half of 1998 to $4,747,000, of which $1,901,000 was in banking and $2,846,000 was in real estate investment.

Note:Certain prior period amounts have been reclassified to conform to the current period presentation.